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                                                                  EXHIBIT 10.6


                              PROTECTION ONE, INC.


                 AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of May 24, 1996, between Thomas K. Rankin (the "Employee") and Protection One, Inc. (previously known as P1 Acquisition Corporation), a Delaware corporation (including any and all subsidiaries, the "Company").

                 The Employee and the Company are parties to an Employment Agreement dated as of September 16, 1991, as amended by Amendment No. 1 to Employment Agreement dated as of June 29, 1994 (as so amended, the "Employment Agreement").

                 The Employee and the Company desire to further amend and to restate the Employment Agreement as provided herein.

                 Accordingly, the Company and the Employee agree that effective as of the date hereof, the Employment Agreement shall be amended and restated to read is full as follows:


                 1. The Company hereby employs and continues to engage the Employee as Vice President - Branch Management and Assistant Secretary. The Employee's duties, responsibilities and title shall be determined by the Company's Board of Directors (the "Board") and may change from time to time.

                 2. The term of this Agreement commenced on September 16, 1991 and shall be continually extended such that at all times the remaining term hereof is three years; provided, however, that this Agreement shall be subject to termination as provided in Section 13 hereof.

                 3. Subject to the supervision and direction of the Board or its designees, the Employee agrees that he shall, at all times, faithfully, industriously and to the best of his ability and experience, perform all the duties that may be required of him pursuant to the terms hereof to the satisfaction of the Company. The Employee shall devote his full time and attention to the duties assigned to him and shall serve the Company diligently and honestly in its business and use his best endeavors to promote the interest of the Company.

                 4. As long as the Employee remains employed by the Company, in consideration of the services to be performed by the Employee during the term of this Agreement, the Company shall pay or cause to be paid the Employee, and the Employee shall accept in full payment for such services, a base salary (the "Base Salary") of $180,128 per year, payable monthly, subject to increase in accordance with the Company's policy with respect to executive salaries as in effect from time to time. Employee recognizes and agrees that all compensation, benefits, and common stock performance warrants hereunder shall be good consideration for this Employment Agreement, and any and all agreements required to be executed hereunder.

                   5. During the term of this Agreement, the Employee shall be entitled to participate in the Company's Common Stock Performance Warrant Plan and all other benefit plans and programs available to the Company's key employees in accordance with the terms and conditions thereof.

                    6.               [Intentionally omitted]

                    7.               [Intentionally omitted]





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                    8.               The Company shall provide, at no cost to
the Employee, insurance and health care benefits from time to time (and subject to modification) generally offered by the Company to its key employees.

                    9.               In the event that the Employee is
required to travel in connection with his employment, the Company shall advance funds to the Employee or reimburse him, for reasonable and documented travel, subsistence and other out- of-pocket expenses, as well as non-travel business entertainment expenses incurred by him, in accordance with the then prevailing policies of the Company.

                    10. The Employee shall receive a monthly automobile usage allowance of $500 in lieu of any other allowances for automobile expenses other than reimbursement for gas, tolls and parking away from the office when on Company business.

                    11. The Employee shall be entitled to vacation in accordance with vacation policies adopted from time to time by the Board for the Company's key employees. The Employee's initial vacation entitlement is three (3) weeks per year.

                    12.              (a)      If this Agreement is terminated,
whether with or without cause, except as otherwise provided in this Section 12 the Company shall have no further obligation to pay or cause to be paid to the Employee any further compensation or benefits; provided, however, that the Company shall pay or cause to be paid to the Employee all accrued but unpaid Base Salary and all vacation and other employee benefits and all unreimbursed expenses incurred prior to the termination date and owing to the Employee pursuant to Sections 9, 10 and 11 hereof.

                                        (a)              In the event that
during the term of this Agreement the Employee dies, the Employee is terminated because of a Disability pursuant to subsection 13(b) hereof, or the Company terminates the Employee's employment without cause as provided in subsection 13(d) hereof, the Company shall pay the Employee (or his estate or personal representative, as applicable), during each of the three years following the date of the Employee's death or termination of employment and in full satisfaction of the Company's obligations hereunder or otherwise in connection with the Employee's employment with the Company (other than the obligations set forth in subsection 12(a)), the following amounts:


                                        (i)              If the Employee dies,
                an amount (the "Termination Amount") each year equal to (x) the Base Salary at the time of death plus (y) the last annual bonus paid or payable to the Employee by the Company, if any, which Termination Amount shall be paid to the Employee in equal monthly installments on the first day of each calendar month; and

                                        (ii)             If the Employee's
                employment is terminated by the Company as a result of a Disability or without cause, an amount each year equal to the excess, if any, of the Termination Amount over the total annual compensation for such year, if any, earned by the Employee from any new place of employment. If the Employee earns for any such year from any such new employment more than the Termination Amount, the Employee shall not be entitled to any payment from the Company with respect to such period, but the Employee shall not be obligated to pay the amount of the excess to the Company; provided, however, that the Employee shall be obligated to return to the Company any payment or payments previously made to the Employee for such year in excess of the amounts due under this paragraph (ii). The Employee acknowledges that the amounts provided for in this paragraph (ii) shall be subject to reduction as provided below and shall not be paid to the Employee if he is terminated for cause or he voluntarily ceases to be an employee of the Company. The payments provided for in this paragraph (ii) shall be made to the





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         Employee in equal monthly installments on the 10th day of each calendar month, subject to the Company's receipt from the Employee of such statement or statements as the Company may reasonably request setting forth the compensation, if any, earned by the Employee from any new place of employment during the immediately preceding calendar month.

                 Notwithstanding the provisions of paragraph (ii) immediately above, in the event that the Employee breaches any of the covenants set forth in
Section 17 hereof, then the "Termination Amount" shall consist solely of the Base Salary at the time of the Employee's termination of employment and shall not include any bonus.

                 13. This Agreement and Employee's employment by the Company shall terminate upon the happening of any of the following events:


                         (a)            The death of the Employee.


                         (b) At the Company's option, the inability of the Employee to render for a period of 180 consecutive days, full and effective service hereunder because of incapacity, whether resulting from illness, accident or otherwise (such inability a "Disability").


                         (c) Receipt by the Employee of notice from the Company of termination for cause. The term "cause" as used herein shall mean:


                                        (i)              prolonged or repeated
                         absence from duty without the consent of the Company (for reasons other than the Employee's health);


                                        (ii)             habitual neglect of the
                         Employee's duties as an employee of the Company;


                                        (iii)            engaging in any
                         activity which is in conflict with or adverse to the business interests of the Company;


                                        (iv)             violation in any
                         material respect by the Employee of any provision of this Agreement;


                                        (v)              willful or serious
                         misconduct on the part of the Employee relating to the performance of his duties hereunder or otherwise injurious to the Company; or


                                        (vi)             a felony or conviction
                         of a crime involving moral turpitude of the Employee.

                         (d) Thirty (30) days after receipt by Employee of written notice from the Company that this Agreement is terminated without cause, or thirty (30) days after receipt of written notice to the Company from Employee of termination as a result of the Company's violation in any material respect of any provision of this Agreement; provided, however, that any such notice given by Employee shall specify the violation or violations claimed and that this Agreement shall not terminate as a result of any such notice given by





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         the Employee if the violation or violations set forth in the notice are cured within 30 days after the notice is given.



                    (e) Six (6) months after receipt by the Company of written notice from Employee that this Agreement is terminated without breach by the Company; provided, however, that this Agreement may not be so terminated by Employee prior to May 24, 1999.

                 The Employee shall be entitled to written notice and a hearing before the Board prior to termination pursuant to subsection 13(c) and, in the case of paragraphs (iii) and (iv) of that subsection, a 30-day opportunity to cure, during which time the Employee may be excluded from the Company's premises.
                 In the event of the termination of this Agreement, whether for cause or otherwise, all further obligations of the Company hereunder shall terminate, except that the Employee shall continue to be eligible for payments in accordance with the provisions of Section 12 above and 14 below, and the Employee shall continue to observe the provisions set forth in Sections 14, 16 and 17 hereof, regardless of the termination of this Agreement for any reason except termination pursuant to subsection 13(a).

                 14. The Employee agrees that in the event Employee ceases to be an employee of the Company between the date hereof and September 16, 1996, Employee shall have the obligation to transfer and deliver to the Company, in consideration for the Company's loss of Employee's services, 28,222 shares of Common Stock of the Company; provided, however, that in the event that, while Employee is an employee of the Company, there is a merger, consolidation, purchase of assets or other business combination by the Company with another person in which the other person is the survivor or purchaser and cash or non-cash consideration is distributed to the holders of the Company's Common Stock, the Employee shall be released from this covenant in its entirety.


                 Upon such transfer and delivery of such shares, the Company shall pay the Employee, in cash, the lesser of (i) Employee's cost for such shares, and (ii) $.167 per share. In lieu of the transfer and delivery of such shares, Employee may satisfy such obligation by assigning and transferring to the Company "Share Contract rights." "Share Contract rights" shall mean any contractual rights Employee then has to purchase from any person or entity, for a price of not more than $.167 per share, a number of shares of Common Stock that is not less than the number otherwise required to be transferred and delivered to the Company pursuant to this Section. Share Contract rights shall not be subject to any conditions other than those which, by their terms, could be waived by the Company. All share and share price numbers set forth herein shall be appropriately adjusted for any stock splits, reverse stock splits and recapitalizations of the Company occurring after the date hereof.

                 15. The Company shall be entitled to all of the benefits and profits arising from or incident to all work, service, and advice of the Employee provided to the Company by the Employee.

                 16.        (a)     Trade Secrets of the Company. The Employee
during the term of employment under this Agreement will have access to and become acquainted with various trade secrets, consisting of technical data, plans and specifications, research and test results, feasibility studies, business plans, financial records, customer lists, and other business documents, which are owned by the Company, or its shareholders, and which are regularly used in the operation of the business of the Company. The Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment. All files, records, documents, plans, and similar items relating to the business of the





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Employee or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed under any circumstances from the premises where the work of the Company is being carried on without the prior written consent of the Company.

                                        (a)              Confidential Data of
Customers and the Company. The Employee in the course of his duties will or may be handling technical, statistical, and planning data on the future plans and requirements for customers and/or potential customers of the Company, and similar material pertaining to the Company's shareholders. All such data is confidential and shall not be disclosed, directly or indirectly, or used by the Employee in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of Employee's employment.

                                        (b)              Inventions by
Employee. All concepts, designs, ideas, inventions, knowhow, and industrial property rights (hereinafter called "Inventions") created, devised or improved by the Employee during the term of employment relating to the business of the Company shall be the sole and exclusive property of the Company and shall be treated in a confidential manner pursuant to subsection 16(a) above. The Employee shall fully disclose all such Inventions to the Company. The handling of any Inventions made by the Employee during the employment term shall be governed by the provisions set forth below:

                                        (i)              The Employee agrees
            that any Inventions made by the Employee, solely or jointly with others, during the term of this Agreement, that are made with the Company's equipment, supplies, facilities, trade secrets, or time; or that relate, at the time of conception or of reduction to practice, to the business of the Company or to the Company or the Company's actual or demonstrably anticipated research or development; or that result from any work performed by the Employee for the Company, shall belong to the Company, and promises to assign all such Inventions to the Company.

                                        (ii)            The Employee also agrees
           that the Company shall have the right to keep any such Inventions as trade secrets, if the Company so chooses.

                                        (iii)            The Employee agrees to
           assign to the Company all rights in any other inventions.

                                        (iv)             In order to permit the
         Company to claim rights to which it may be entitled, the Employee agrees to disclose to the Company in confidence all Inventions that Employee makes during the course of his employment and all patent applications filed by the Employee within a year after termination of his employment.

                                       (v)             The Employee shall assist
         the Company in obtaining patents on all Inventions, designs, improvements, and discoveries deemed patentable by the Company in the United States and in all foreign countries, and shall execute all documents and do all things necessary to obtain letters patent, to vest the Company with full and exclusive title thereto, and to protect the same against infringement by others.

                                        (vi)            For the purposes of this
         Agreement, an Invention is deemed to have been made during the period of the Employee's employment if the Invention was conceived or first actually reduced to practice during that period, and the Employee agrees that any patent application filed within one year after termination of his employment hereunder shall be presumed to relate to an invention made during the term of the





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         Employee's employment unless the Employee can provide conclusive written evidence to the contrary.

                 17. During the term of this Agreement, the Employee agrees that he will not, directly or indirectly, be interested in any manner as partner, officer, director, stockholder (other than a passive investor, which shall be defined as ownership of less than 1% of the equity of a publicly traded corporation or association), consultant, advisor, employee or in any other capacity in or with respect to any other firm, corporation, partnership, trust, association or organization which is engaged in any line of business in any geographical area in which the Company is engaged or has under development.

                 After the date of the termination of Employee's employment, whether pursuant to Section 13 hereof or otherwise, Employee agrees that he will not, during the period commencing on the date of termination and ending on the later of (i) May 24, 1999 or (ii) 365 days after termination, directly or indirectly, be interested in any manner as partner, officer, director, stockholder (other than a passive investor, which shall be defined as ownership of less than 1% of the equity of a publicly traded corporation or association), consultant, advisor, employee or in any other capacity in or with respect to any other firm, corporation, partnership, trust, association or organization which is engaged in any line of business in which the Company is engaged or has under development in any county of any state in which the Company is doing business.

                 After the date of the termination of Employee's employment, whether pursuant to Section 13 hereof or otherwise, Employee agrees that he will not, during the period commencing on the date of termination and ending on the later of (a) May 24, 2000, and (b) 365 days after termination, directly or indirectly, (i) entice, induce, solicit, or encourage any employee to leave the employ of the Company to engage in any line of business in which the Company is engaged or has under development as of the date of termination of Employee's employment with the Company or (ii) hire any other employee of the Company to engage in any line of business if such employee's base salary and any fixed or guaranteed bonus per year will be more than $50,000.


                 18. In the event that any court or tribunal of proper jurisdiction and venue shall find that the restrictions contained in Section 17 above are unreasonable, the parties agree that such court shall determine a reasonable time and/or geographical area for such restrictions. To the extent that any other obligations set forth in this Agreement shall be declared invalid or unenforceable, said clause of obligation shall be deemed to be severable, and the remaining obligations imposed by the provisions of this Agreement shall be fully enforceable as if such invalid or unenforceable provisions had not been included herein.

                 19. The Employee agrees that the remedy at law for any breach or threatened breach of the restrictions contained in Section 17 above will be inadequate, and that any breach or threatened breach would cause immediate and permanent damages as would be impossible to ascertain. Therefore, the Employee agrees that in the event of any breach or threatened breach of any provisions of Section 17 above by him, in addition to any and all legal, equitable and arbitral remedies available to the Company for such breach or threatened breach, including a recovery of damages, the Company shall be entitled to obtain in any court or tribunal having jurisdiction preliminary or permanent injunctive relief without the necessity of proving actual damage by reason of such breach, and to the extent permissible under the application statutes and rules of procedure, a temporary restraining order may be granted immediately upon commencement of such action.

                 20. The Employee represents and warrants that (a) he is not a party to or bound by any agreement or subject to any restriction or limitation, whether written, oral or arising out of any prior or





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current relationship, which would be violated or impaired by his entering into, and performing for the Company his obligations under this Agreement and (b) he does not possess confidential information arising out of any such relationship which would be utilized in connection with his employment by the Company.



                  21. This Agreement supersedes all prior agreements and understandings between the parties with respect to the employment and understandings between the parties with respect to the employment contemplated herein and sets forth a complete agreement and understanding of the parties. No change, termination or attempted waiver of any of the provisions of this Agreement shall be of any force or effect unless the same is set forth in writing, duly adopted by written resolution of the Board, and duly executed by the party against which it is sought to be enforced.

                  22. The failure of either party to insist in one or more instances upon the terms and conditions of this Agreement, or to exercise any right hereunder, shall not be construed as a waiver of the future performance of any such term or the future exercise of such right, and the obligation of each party with respect to such future performance shall continue in full force and effect.

                   23. It is the intention of the Company and the Employee that this Agreement and the performance hereunder and all suits and special proceedings that might be brought pursuant hereto be construed in accordance with the laws of the State of California, and that in any action, special proceeding, or other proceeding that may be brought arising out of, or in connection with, or by reason of this Agreement, the laws of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

                   24. Any controversy or claim arising out of or relating to this Agreement or its interpretation or the breach thereof shall be determined by arbitration before the American Arbitration Association, which arbitration shall be held in Los Angeles, California in accordance with the Commercial Arbitration Rules of said American Arbitration Association. The award of the arbitrator shall be final and binding on the parties and may be entered as a judgement or decree in any court having jurisdiction of such proceedings. The costs and legal fees of all parties to any arbitration proceeding shall be borne by the party against whom the award is made.

                   25. This Agreement is not assignable by the Employee, but is assignable by the Company to any subsidiary, parent, affiliated or associated company or any company which purchases the assets of the Company. As used herein, the term "the Company" shall include any company to which this Agreement shall have been assigned.

                   26. Any and all notices, requests, demands other communications hereunder shall be in writing and shall be deemed given when delivered personally or sent by certified mail or registered mail, postage prepaid to each of the parties at the following addresses:


                 Employee:                         Thomas K. Rankin
                                                   4241 Dixie Canyon Avenue
                                                   Sherman Oaks, CA 91423



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                 The Company:            Protection One, Inc.
                                             6011 Bristol Parkway
                                             Culver City, CA 90230
                                             Attn:  James M. Mackenzie, Jr.
                                             Tel.:  310-649-0314
                                             Fax.:  310-649-3855

                 with a copy to:         Patricof & Co. Ventures, Inc.
                                             545 Madison Avenue
                                             New York, NY 10022
                                             Attn:  Robert M. Chefitz
                                             Tel.:  212-753-6300
                                             Fax.:  212-319-6155

                                             Mitchell, Silberberg & Knupp LLP
                                             1377 West Olympic Boulevard
                                             Los Angeles, CA 90064-1683
                                             Attn:  Lessing E. Gold, Esq.
                                             Tel.:  310-312-3228
                                             Fax.:  310-312-3798


                 Any party may change his address for the purposes of this paragraph by giving written notice of such change to the other party in the manner herein provided for giving notice.

                              ____________________

                 IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Employment Agreement as of the day and year first written above.

PROTECTION ONE, INC.




By:   /s/ James M. Mackenzie, Jr.               /s/ Thomas K. Rankin

    ------------------------------         -------------------------------
      James M. Mackenzie, Jr.               THOMAS K. RANKIN
      President